U.S. Securities and Exchange Commission

                           Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT


        Pursuant to Section 13 or 15(d) of the Securities Act of 1934



        Date of Report (Date of earliest event reported): May 5, 1998
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                         JD AMERICAN WORKWEAR, INC.
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           (Exact name of registrant as specified in its charter)




        Delaware                  33-98682           05-0460102
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State or other jurisdiction      (Commission        (IRS Employer
     of incorporation            File Number)    Identification No.)




            46 Old Flat River Road, Coventry, Rhode Island 02816
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                  (Address of principal executive offices)



     Registrant's telephone number, including area code: (401) 397-6800
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        (Former name or former address, if changed since last report)


ITEM 4.     CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT:


      Effective April 1, 1998, the Boston office of Richard A. Eisner & Company, LLP ("RAE") was merged into the Boston office of BDO Seidman, LLP ("BDO"). As this merger resulted in RAE no longer having an office in the Providence-Boston area, JD American Workwear, Inc. ("the Company") concluded that it would be appropriate to select a new accounting firm. By unanimous consent, the Board of Directors of the Company voted on May 5, 1998, to retain BDO to serve as the Company's independent auditors. RAE's report on the Company's financial statements for the year ended February 28, 1997 contains a statement expressing substantial doubt about the Company's ability to continue as a going concern. However, during the Company's two most recent fiscal years or any subsequent interim period, there were no disagreements between the Company and RAE on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of RAE, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the audited financial statements.

      Prior to the engagement of BDO there were no discussions between the Company and BDO regarding (i) the application of any accounting principle to a specific or completed transaction (ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) any matter that was the subject of disagreement with the Company's former auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

      The Company requested that RAE furnish itwith a letter addressed to the Securities and Exchange Commission indicating whether RAE agrees with the statements made by the Company in response to this Item 4, or, if not, stating the basis upon which RAE disagrees. A copy of said letter is attachedhereto as Exhibit 16.1


                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       JD AMERICAN WORKWEAR, INC.


May 7, 1998                            By: /s/ Anthony P. Santucci
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                                       Anthony P. Santucci, Treasurer